UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): JANUARY 27, 2021

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrants address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1279
Registrants telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2016 Series B 5.375% Junior Subordinated Debentures due 2076	DTJ	New York Stock Exchange

2016 Series F 6.00% Junior Subordinated Debentures due 2076	DTY	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

2019 6.25% Corporate Units	DTP	New York Stock Exchange

2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Plan

On January 27, 2021, the Organization and Compensation Committee (the O&C Committee) of the Board of Directors of DTE Energy Company (DTE Energy or the Company) approved 2021 performance measures, weightings and metrics under the Company's Annual Incentive Plan (AIP). Gerard M. Anderson, Trevor F. Lauer, David E. Meador and Gerardo Norcia are the Company's "named executive officers" disclosed in the Company's 2020 proxy statement (NEOs).

The following table summarizes the annual measures for 2021 under the AIP for Messrs. Meador and Norcia in determining their total annual incentive award:

Measures	Weight
DTE Energy Operating Earnings Per Share	20%
DTE Energy Cash From Operations	20%
Customer Satisfaction Score	12%
Michigan Public Service Commission (MPSC) Customer Complaints	8%
DTE Energy Employee Engagement-Gallup	5%
DTE Energy Safety Performance	10%
Utility Operating Excellence Index	25%

The following table summarizes the annual measures for 2021 under the AIP for Mr. Lauer in determining his total annual incentive award:

Measures	Weight
DTE Energy Operating Earnings Per Share	10%
DTE Electric Company (DTE Electric) Operating Earnings	15%
DTE Electric Cash From Operations	15%
Customer Satisfaction Score	12%
Michigan Public Service Commission (MPSC) Customer Complaints	8%
DTE Electric Employee Engagement-Gallup	5%
DTE Electric Safety Performance	10%
Utility Operating Excellence Index	25%

Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. For 2021, targets for these officers range from 70% to 120%, including Mr. Norcia, the Company's President and Chief Executive Officer. Award amounts paid to each AIP participant are determined as follows: (1) the executive's most recent year-end base salary is multiplied by an AIP target percentage to arrive at the target award; (2) the overall performance payout percentage, which can range from 0% to 175%, is determined based on final results compared to threshold, target and maximum levels for each objective; (3) the target award is then multiplied by the performance payout percentage to arrive at the calculated award; and (4) the calculated award is then adjusted by an individual performance modifier (assessment of an individual executive's achievements for the year), which can range from 0% to 150%, to arrive at the final award amount.

Long-Term Incentive Plan

On January 27, 2021, the O&C Committee approved 2023 performance measures, weightings and metrics for executive officers, including the NEOs, under the DTE Energy Company Long Term Incentive Plan (LTIP). The LTIP, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock based compensation. Stock-based compensation directly links individual performance with shareholder interests. Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. The target award may be modified by the O&C Committee and is then delivered in the form of restricted stock, stock options and performance shares. For long term incentive awards granted in 2021, which pay out in 2024, targets for these officers range from 200% to 500%, including the President and Chief Executive Officer.

Performance shares: Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2023 award is January 1, 2021 through December 31, 2023. Payments earned under the 2023 award can range from 0% to 200% of target, based upon achievement of performance measures. The two measures and weightings for Messrs. Meador and Norcia are: (1) total shareholder return vs. total shareholder return of peer group companies (80%) and (2) DTE Electric and DTE Gas 3-year average return on equity (20%). The two measures and weightings for Mr. Lauer are: (1) total shareholder return vs. total shareholder return of peer group companies (80%) and (2) DTE Electric 3-year average return on equity (20%).

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021

DTE Energy Company
(Registrant)

/s/Diane M. Antishin
Diane M. Antishin
Vice President - Human Resources and Chief Diversity and Inclusion Officer